Exhibit 99.1

Impinj Reports Fourth Quarter and Full Year 2020 Financial Results

SEATTLE, WA, Feb. 10, 2021– Impinj, Inc. (NASDAQ: PI), a leading provider and pioneer of RAIN RFID solutions, today released its financial results for the fourth quarter and year ended December 31, 2020.

“Our fourth-quarter results capped a strong close to a turbulent year,” said Chris Diorio, Impinj co-founder and CEO. “Despite the Covid-19 headwinds, Impinj exited 2020 having invested in our opportunity, introducing two new product families, achieving significant end-user success milestones and solidifying our structural advantage.”

Fourth Quarter 2020 Financial Summary

•	Revenue of $36.4 million
•	GAAP gross margin of 47.8%; non-GAAP gross margin of 50.4%
•	GAAP net loss of $15.7 million, or loss of $0.68 per diluted share using 23.2 million shares
•	Adjusted EBITDA loss of $3.1 million
•	Non-GAAP net loss of $3.5 million, or loss of $0.15 per diluted share using 23.2 million shares

Full Year 2020 Financial Summary

•	Revenue of $138.9 million
•	GAAP gross margin of 46.9%; non-GAAP gross margin of 49.0%
•	GAAP net loss of $51.9 million, or loss of $2.28 per diluted share using 22.8 million shares
•	Adjusted EBITDA loss of $11.5 million
•	Non-GAAP net loss of $12.8 million, or loss of $0.56 per diluted share using 22.8 million shares

A reconciliation between GAAP and non-GAAP information is contained in the tables below. Additionally, descriptions of these non-GAAP financial measures are provided in the “Non-GAAP Financial Measures” sections below.

First Quarter 2021 Financial Outlook

Impinj provides guidance based on current market conditions and expectations; actual results may differ materially. Please refer to the comments below regarding forward-looking statements. The following table presents Impinj’s financial outlook for the first quarter of 2021 (in millions, except per share data):

Three Months Ending
March 31, 2021
Revenue	$41.0 to $43.0
GAAP Net loss	($13.8) to ($12.8)
Adjusted EBITDA loss	($3.0) to ($1.5)
Non-GAAP net loss	($3.5) to ($2.0)
GAAP Weighted-average shares — basic and diluted	23.75 to 23.85
GAAP Net loss per share — basic and diluted	($0.58) to ($0.53)
Non-GAAP Weighted-average shares — basic and diluted	23.75 to 23.85
Non-GAAP Net loss per share — basic and diluted	($0.15) to ($0.08)

A reconciliation between GAAP and non-GAAP is provided in the "Non-GAAP Financial Measures" section below.

Conference Call Information

Impinj will host a conference call today, Feb. 10, 2021 at 5:00 p.m. ET / 2:00 p.m. PT for analysts and investors to ask questions on its fourth quarter and full year 2020 results, as well as its outlook for its first quarter of 2021. Open to the public, investors may access the call by dialing +1-412-317-5196. A live webcast of the conference call will also be accessible on our website at investor.impinj.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 10150880.

Management’s prepared written remarks, along with quarterly financial data, will be made available on our website at investor.impinj.com commensurate with this release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the market for RAIN RFID, our strategy, prospects, the impact of Covid-19, and financial considerations for the first quarter of 2021 and future periods.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

About Impinj

Impinj (NASDAQ: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things — such as apparel, automobile parts, luggage, and shipments — to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things. www.impinj.com

Impinj is a registered trademark of Impinj, Inc. All other trademarks are the property of their owners.

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For more information, contact:

Investor Relations

ir@impinj.com

+1-206-315-4470

Media Relations
Jill West
Vice President Strategic Communications
+1 206-834-1110
jwest@impinj.com

IMPINJ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value, unaudited)

	December 31, 2020	December 31, 2019 (1)
Assets:
Current assets:
Cash and cash equivalents	$23,636	$66,898
Short-term investments	82,453	49,597
Accounts receivable, net	25,003	23,735
Inventory	36,329	34,153
Prepaid expenses and other current assets	3,943	2,386
Total current assets	171,364	176,769
Property and equipment, net	16,531	17,442
Operating lease right-of-use assets	13,761	16,501
Other non-current assets	2,079	453
Goodwill	3,881	3,881
Total assets	$207,616	$215,046
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$10,144	$5,600
Accrued compensation and employee related benefits	5,529	5,859
Accrued and other current liabilities	1,468	4,107
Current portion of operating lease liabilities	3,641	3,380
Current portion of deferred revenue	6,811	551
Total current liabilities	27,593	19,497
Long-term debt, net of current portion	54,556	50,876
Operating lease liabilities, net of current portion	15,266	18,907
Deferred revenue, net of current portion	277	213
Other long-term liabilities	805	314
Total liabilities	98,497	89,807

Stockholders' equity:
Common stock, $0.001 par value	23	22
Additional paid-in capital	423,759	387,926
Accumulated other comprehensive income	3	34
Accumulated deficit	(314,666)	(262,743)
Total stockholders' equity	109,119	125,239
Total liabilities and stockholders' equity	$207,616	$215,046
(1) Certain immaterial amounts on our condensed consolidated balance sheets in prior periods have been reclassified to conform with current period presentation.

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$36,448	$40,821	$138,923	$152,836
Cost of revenue	19,034	20,889	73,783	78,834
Gross profit	17,414	19,932	65,140	74,002
Operating expenses:
Research and development	14,971	11,202	48,590	38,880
Sales and marketing	8,086	8,063	28,663	32,642
General and administrative	8,743	7,488	34,958	24,141
Total operating expenses	31,800	26,753	112,211	95,663
Loss from operations	(14,386)	(6,821)	(47,071)	(21,661)
Other income, net	66	295	650	1,242
Interest expense	(1,392)	(531)	(5,413)	(1,794)
Loss on debt extinguishment	—	(576)	—	(576)
Loss before income taxes	(15,712)	(7,633)	(51,834)	(22,789)
Income tax expense	(5)	(47)	(89)	(198)
Net loss	$(15,717)	$(7,680)	$(51,923)	$(22,987)
Net loss per share — basic and diluted	$(0.68)	$(0.35)	$(2.28)	$(1.05)
Weighted-average shares — basic and diluted	23,218	22,173	22,819	21,847

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Year Ended
	December 31,
	2020	2019
Operating activities:
Net loss	$(51,923)	$(22,987)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	4,504	4,809
Stock-based compensation	25,675	18,486
Accretion of discount or amortization of premium on short-term investments	224	(506)
Amortization of debt issuance costs and debt discount	3,680	206
Loss on debt extinguishment	—	576
Changes in operating assets and liabilities:
Accounts receivable	(1,268)	(5,273)
Inventory	(2,176)	10,572
Prepaid expenses and other assets	(3,081)	(524)
Deferred revenue	6,324	(70)
Accounts payable	3,491	1,046
Accrued compensation and employee related benefits	(330)	(1,486)
Operating lease right-of-use assets	2,740	2,153
Operating lease liabilities	(3,380)	(3,038)
Accrued liabilities and other liabilities	(1,357)	744
Net cash provided by (used in) operating activities	(16,877)	4,708
Investing activities:
Purchases of investments	(82,735)	(72,413)
Proceeds from maturities of investments	49,522	61,743
Purchases of property and equipment	(3,074)	(2,429)
Net cash used in investing activities	(36,287)	(13,099)
Financing activities:
Proceeds from issuance of 2019 Notes, net of issuance costs	—	83,475
Premiums paid for capped call transactions	—	(10,126)
Principal payments on finance lease obligations	(257)	(522)
Payments on term and equipment loans	—	(28,192)
Proceeds from term loans, net of debt issuance costs	—	3,991
Proceeds from exercise of stock options and employee stock purchase plan	10,159	9,133
Net cash provided by financing activities	9,902	57,759
Net increase (decrease) in cash and cash equivalents	(43,262)	49,368
Cash and cash equivalents
Beginning of period	66,898	17,530
End of period	$23,636	$66,898

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, our key non-GAAP performance measures include adjusted EBITDA and non-GAAP net income (loss), as defined below. We use adjusted EBITDA and non-GAAP net income (loss) as key measures to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. We believe these measures provide useful information for period-to-period comparisons of our business to allow investors and others to understand and evaluate our operating results in the same manner as our management and board of directors. Our presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from similarly termed non-GAAP measures used by other companies.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) determined in accordance with GAAP, excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; investigation costs; restructuring costs; settlement and related costs; other income, net; interest expense; loss on debt extinguishment; and income tax benefit (expense). In second-quarter 2020, we revised our definition of adjusted EBITDA to exclude litigation settlement costs for the class-action and derivative lawsuits, including related costs. We have excluded these costs and expenses because we do not believe they reflect our core operations and us excluding them enables more consistent evaluation of our operating performance. Excluding settlement and related costs did not impact non-GAAP net income (loss) previously reported for prior periods preceding the revision.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income (loss), excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; investigation costs; restructuring costs; settlement and related costs; amortization of debt discount related to the equity component of our convertible notes; and prepayment penalty on debt extinguishment. In second-quarter 2020, we revised our definition of non-GAAP net income (loss) to exclude litigation settlement costs for the class-action and derivative lawsuits, including related costs. Excluding settlement and related costs did not impact non-GAAP net income (loss) previously reported for prior periods preceding the revision.

GAAP requires that certain convertible debt instruments that may be settled in cash on conversion be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This accounting results in the debt component being treated as though it was issued at a discount, with the debt discount being amortized as additional non-cash interest expense over the debt instrument term using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP net income (loss) is useful because this interest expense is not indicative of our ongoing operational performance.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP Gross margin	47.8%	48.8%	46.9%	48.4%
Adjustments:
Depreciation	1.4%	1.1%	1.4%	1.3%
Stock-based compensation	1.2%	0.7%	0.7%	0.5%
Non-GAAP Gross margin	50.4%	50.6%	49.0%	50.2%

GAAP Net loss	$(15,717)	$(7,680)	$(51,923)	$(22,987)
Adjustments:
Depreciation	1,102	1,172	4,504	4,809
Stock-based compensation	10,174	6,673	25,675	18,486
Other income, net	(66)	(295)	(650)	(1,242)
Interest expense	1,392	531	5,413	1,794
Loss on debt extinguishment	—	576	—	576
Income tax expense	5	47	89	198
Settlement and related costs	—	—	5,359	—
Adjusted EBITDA	$(3,110)	$1,024	$(11,533)	$1,634

GAAP Net loss	$(15,717)	$(7,680)	$(51,923)	$(22,987)
Adjustments:
Depreciation	1,102	1,172	4,504	4,809
Stock-based compensation	10,174	6,673	25,675	18,486
Amortization of debt discount	929	140	3,566	140
Prepayment fees on debt extinguishment	—	470	—	470
Settlement and related costs	—	—	5,359	—
Non-GAAP Net income (loss)	$(3,512)	$775	$(12,819)	$918
Non-GAAP Net income (loss) per share:
Basic	$(0.15)	$0.03	$(0.56)	$0.04
Diluted	$(0.15)	$0.03	$(0.56)	$0.04
GAAP and non-GAAP Weighted-average shares — basic	23,218	22,173	22,819	21,847

GAAP Weighted-average shares — diluted	23,218	22,173	22,819	21,847
Dilutive shares from stock plans	—	657	—	705
Non-GAAP Weighted-average shares — diluted	23,218	22,830	22,819	22,552

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL OUTLOOK TO NON-GAAP FINANCIAL OUTLOOK

(in thousands, except per share data, unaudited – calculated at the midpoint of the outlook range)

Three Months Ending
March 31,
2021
GAAP Net loss	$(13,250)
Adjustments:
Forecasted Depreciation	1,200
Forecasted Stock-based compensation	7,840
Forecasted Restructuring costs	1,510
Forecasted Interest expense	525
Forecasted Other income, net	(25)
Forecasted Income tax expense	—
Adjusted EBITDA loss	$(2,200)

GAAP Net loss	$(13,250)
Adjustments:
Forecasted Depreciation	1,200
Forecasted Stock-based compensation	7,840
Forecasted Restructuring costs	1,510
Non-GAAP Net loss	$(2,700)

GAAP Net loss per share — basic and diluted	$(0.56)
Non-GAAP Net loss per share — basic and diluted	$(0.11)

GAAP weighted-average shares — basic and diluted	23,800
Non-GAAP weighted-average shares — basic and diluted	23,800